Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Shelley Pfaendler

KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1248
tfromer@kcsa.com /grussell@kcsa.com	spfaendler@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2007

Fourth Quarter and Year End Results

– – –

BERKELEY HEIGHTS, N.J., September 13, 2007 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions, today announced financial results for the three months and fiscal year ended June 30, 2007.

Suren Pai, Chief Executive Officer of Authentidate, stated, “During fiscal 2007 we took several steps to sharpen our strategic business focus and realign our operations. We continued to invest in developing our Inscrybe™ platform which brings together an integrated platform of capabilities to enable the trusted exchange of content via fax and over the web, and using this platform we launched Inscrybe™ Healthcare to target the needs of the healthcare sector. We sold our non-core Document Management Solutions and Systems Integration businesses and recently signed a new agreement with the United States Postal Service® (USPS) to continue as a provider of the USPS Electronic Postmark® (EPM). Our operating unit in Germany continued to grow acceptance for its electronic invoicing product and made a successful entry into the German healthcare market with its security technology offerings.”

“In August 2007, we launched Inscrybe™ Office, an innovative application that brings the capabilities of our Inscrybe platform to a broader audience. We believe that Inscrybe Office addresses an unmet need in the marketplace for an easily accessible application that enables the trusted exchange of electronic documents and other content.”

Revenue for the three months ended June 30, 2007 increased 56% to $1,320,000 compared to $848,000 for the same period last year. These results reflect increases in transaction volumes and new customers in both our U.S. and German operations.

Net loss for the fourth quarter of fiscal 2007 was $3,575,000, or $0.10 per diluted share, compared to a net loss of $5,921,000, or $0.17 per diluted share, for the fourth quarter of fiscal 2006.

The net loss for the 2007 period includes income from discontinued operations, including gain on disposal, of $922,000 for the quarter compared to a loss from discontinued operations of $131,000 for the comparable period in 2006.

Revenue for the fiscal year ended June 30, 2007 was approximately $4,998,000 compared to $4,493,000 for 2006, which includes approximately $623,000 related to the amortization of deferred revenue and other one-time revenue. Excluding these one-time items from the prior year’s results, revenue increased approximately 29% for fiscal 2007.

Net loss for the fiscal year ended June 30, 2007 was $15,063,000, or $0.44 per diluted share, compared to a net loss of $17,823,000, or $0.52 per diluted share, for 2006. The net loss for fiscal 2007 includes income from discontinued operations, including gain on disposal, of $1,055,000 for the period compared to a loss from discontinued operations of $388,000 for 2006. The net loss for 2007 reflects continued product development investments related to Inscrybe Healthcare and Inscrybe Office as well as litigation expenses for completed and on-going actions of approximately $2,400,000, or $0.07 per diluted share. The net loss for the prior year period includes incremental legal expenses of approximately $1,150,000 and accrued severance of approximately $670,000, or $0.05 per diluted share.

As of June 30, 2007, the Company’s cash and marketable securities totaled $31,631,000, and total deferred revenue totaled $1,370,000.

Commenting on these results, Mr. Pai stated, “Revenue from our continuing operations increased almost 30 percent, driven by our new Inscrybe Healthcare application and the growth of our German operations. We are pleased with the early results of our sales and marketing efforts for Inscrybe Healthcare and the initial feedback from our customers has been overwhelmingly positive, as they realize increased productivity and lower costs in managing orders and revenue cycle workflows.”

“We are entering fiscal 2008 with a fresh outlook on our business, improving market traction and leading applications in both the U.S. and Europe. Since most of our applications in the U.S. were launched in fiscal 2007, our main focus moving forward is to continue to build a strong customer base and to become the recognized leader for the trusted exchange of electronic content.”

Conference Call and Presentation

Management will host a conference call and slide show presentation at 4:30 p.m. ET on Thursday, September 13, 2007, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 694-4676 and the dial in number for international callers is (973)-582-2737. The access code for all callers is 9192462. The presentation and a live webcast will be available on the Company’s website. To access the live webcast and presentation, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “Audio Archives” link. Please log on 5 to 10 minutes before start-time in order to download any software that may be necessary.

A replay of the call will be available through September 20, 2007. To access the replay, please dial (877)-519-4471 in the U.S. and (973)-341-3080 internationally, and then enter the access code 9192462. Following the conclusion of the call, the webcast and presentation will also be archived on the Company’s website.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology as a web-based service in the form of the United States Postal Service® Electronic Postmark®.

The company operates its business in the United States and Germany. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe and MyInscrybe are trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,
(in thousands)	2007	2006
Assets
Current assets
Cash and cash equivalents	$8,735	$9,366
Restricted cash	521	521
Marketable securities	22,896	36,539
Accounts receivable, net	1,543	601
Prepaid expenses and other current assets	399	203
Assets held for sale	—	2,778

Total current assets	34,094	50,008
Property and equipment, net	1,078	1,519
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,463	1,549
Goodwill	7,341	7,341
Other assets	1,609	1,278
Assets held for sale	2,119	2,839

Total assets	$48,704	$64,534

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable and accrued expenses	$3,992	$4,919
Deferred revenue	1,230	1,195
Other current liabilities	157	57
Liabilities of discontinued operations	—	1,799

Total current liabilities	5,379	7,970
Long-term deferred revenue	140	229

Total liabilities	5,519	8,199

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,430 and 34,413 issued and outstanding on June 30, 2007and 2006, respectively	34	34
Additional paid-in capital	164,336	162,386
Accumulated deficit	(121,125)	(105,992)
Accumulated other comprehensive loss	(63)	(96)

Total shareholders’ equity	43,185	56,335

Total liabilities and shareholders’ equity	$48,704	$64,534

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statement of Operations

(Quarterly Information is Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
(in thousands, except per share data)	2007	2006	2007	2006
Revenues
Software licenses and support	$929	$490	$3,335	$2,478
Hosted software services	391	358	1,663	2,015

Total revenues	1,320	848	4,998	4,493

Operating expenses
Cost of revenues	707	404	2,134	1,222
Selling, general and administrative	4,492	5,016	16,843	17,887
Product development	639	1,176	2,594	3,575
Depreciation and amortization	345	558	1,499	1,353

Total operating expenses	6,183	7,154	23,070	24,037

Operating loss	(4,863)	(6,306)	(18,072)	(19,544)

Other income	366	516	1,954	2,109

Loss from continuing operations	(4,497)	(5,790)	(16,118)	(17,435)
Income (loss) from discontinued operations, including gain on disposal in 2007 of $1,264, net	922	(131)	1,055	(388)

Net loss	$(3,575)	$(5,921)	$(15,063)	$(17,823)

Basic and diluted loss per share
Continuing operations	$(0.13)	$(0.17)	$(0.47)	$(0.51)
Discontinued operations	0.03	(0.00)	0.03	(0.01)

Basic and diluted loss per share	$(0.10)	$(0.17)	$(0.44)	$(0.52)